UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 21, 2010

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 460, Las Vegas, NV		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Power Efficiency Corporation (the “Company”) held its Annual Meeting of Stockholders on May 21, 2010. At the meeting, stockholders re-elected all seven directors nominated by the Company’s Board of Directors. In addition, stockholders ratified the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, and approved the proposed amendment of the Company’s certificate of incorporation to increase the total number of authorized shares of common stock from 140,000,000 shares to 350,000,000 shares. Set forth below are the final voting results for each of the proposals.

(1) Election of seven (7) director nominees for a one-year term.

Director	Votes For	Votes Withheld
Steven Z. Strasser	33,469,852	481,974
George Boyadjieff	33,681,352	270,474
Dr. Douglass Dunn	33,679,738	272,088
Richard Morgan	33,681,638	270,188
Gary Rado	33,681,638	270,188
John (BJ) Lackland	33,464,452	487,374
Kenneth Dickey	33,681,638	270,188

(2) Proposal to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions
33,739,516	212,310	0

(3)	Proposal to amend the Company’s certificate of incorporation to increase the total number of authorized shares of common stock from 140,000,000 shares to 350,000,000 shares.

Votes For	Votes Against	Abstentions
32,589,415	1,348,411	14,000

Item 9.01.    Exhibits

Set forth below is a list of Exhibits included as part of this Current Report:

3.1	Amendment to the Company’s Certificate of Incorporation, filed with the Delaware Secretary of State on May 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

By:	/s/ John (BJ) Lackland
John (BJ) Lackland, CFO

Date: May 26, 2010